UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 26, 2023

Invivyd, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40703	85-1403134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Trapelo Road, Suite 178 Waltham, MA	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 819-0080

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	IVVD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2023, the Board of Directors of Invivyd, Inc. (the “Company”) approved a cash-based incentive program designed to incentivize and retain employees of the Company, pursuant to which substantially all of the Company’s executive and non-executive employees would be awarded a cash payment equal to a percentage of each employee’s respective annual bonus target in the event that the Company doses the first patient in a pivotal clinical trial of VYD222 by September 30, 2023 (the “Incentive Program”). VYD222 is a monoclonal antibody candidate for prevention of COVID-19 that is currently being evaluated by the Company in a Phase 1 clinical trial. Commencement of any pivotal clinical trial of VYD222 is subject to input from applicable regulatory authorities on the Company’s pivotal clinical trial design and to other regulatory and operational requirements. Pursuant to the Incentive Program, (i) David Hering, Chief Executive Officer of the Company, is eligible to receive a cash payment equal to $180,000, and (ii) Jill Andersen, Chief Legal Officer and Corporate Secretary of the Company, is eligible to receive a cash payment equal to $92,000. If the Company does not dose the first patient in a pivotal clinical trial of VYD222 by September 30, 2023, no payments pursuant to the Incentive Program will be made to employees of the Company.

Cautionary Note Regarding Forward-Looking Statements. This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “would be,” “in the event that,” or similar expressions are intended to identify forward-looking statements, which include statements concerning the Incentive Program and the Company’s ongoing research and clinical development plans for VYD222. The Company may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements and you should not place undue reliance on its forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the Company’s actual results to differ materially from the results described in or implied by the forward-looking statements, including, without limitation: the timing, progress and results of the Company’s Phase 1 clinical trial of VYD222; the Company’s ability to gain alignment with applicable regulatory authorities on the Company’s clinical trial design and the development pathway for VYD222 and the timing thereof; whether VYD222 is able to demonstrate and sustain neutralizing activity against predominant SARS-CoV-2 variant(s); and whether the Company will dose the first patient in a pivotal clinical trial of VYD222 by September 30, 2023, or at all. Other factors that may cause the Company’s actual results to differ materially from those expressed or implied in the forward-looking statements in this Form 8-K are described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission (the “SEC”), and in its other filings with the SEC, and in the Company’s future reports to be filed with the SEC and available at www.sec.gov. Such risks may be amplified by the impacts of the COVID-19 pandemic. Forward-looking statements contained in this Form 8-K are made as of this date, and the Company undertakes no duty to update such information whether as a result of new information, future events or otherwise, except as required under applicable law.

Item 8.01.	Other Events.

On May 2, 2023, the Company posted an updated corporate presentation on its website at www.invivyd.com. A copy of the presentation is filed herewith as Exhibit 99.1 and is incorporated by reference in this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Corporate Presentation, dated May 2, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVIVYD, INC.

Date: May 2, 2023	By:	/s/ Jill Andersen
Jill Andersen
Chief Legal Officer and Corporate Secretary